SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        HIGHLANDS BANKSHARES, INC.
             (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

March 17, 1997



Dear Shareholders:

You are cordially invited to attend our annual meeting of the shareholders of Highlands Bankshares, Inc. on Tuesday, April 8, 1997, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia.

Enclosed in this mailing you will find formal notice of the meeting, a proxy and a Proxy Statement detailing the matters upon which the shareholders will act at the annual meeting. Our Company's Annual Report for 1996 is also enclosed.

We urge you to complete, date and sign the proxy, and return it as soon as possible in the enclosed postage prepaid envelope, even if you intend to attend the meeting. You may revoke your proxy at any time prior to its exercise.

Sincerely,



John G. VanMeter
Chairman of the Board

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

             To the Shareholders of Highlands Bankshares, Inc.


   The annual meeting of shareholders of Highlands Bankshares, Inc. will be held on Tuesday, April 8, 1997, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, for the following purposes:

   1. Election of eight directors to serve until the next annual meeting of shareholders.

   2. Ratification of the appointment of S. B. Hoover and Company, L.L.P. as independent auditors for 1997.

   3. To approve adoption of a new Section to the Company's Articles of Incorporation that will provide for staggered terms for the board of directors beginning with the election of directors at the 1998 annual meeting of shareholders.

   4. Transaction of other business as may properly come before the meeting.

   Only shareholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

   To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

                         By Order of the Board of Directors



                         Clarence E. Porter
                         Corporate Secretary

March 17, 1997

                        PRELIMINARY PROXY STATEMENT
                         HIGHLANDS BANKSHARES INC.
                               P.O. Box 929
                     Petersburg, West Virginia  26847
                              (304) 257-4111

                              PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of Highlands Bankshares, Inc. (Highlands or the Company) to be held Tuesday, April 8, 1997, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, and at any adjournments thereof (Annual Meeting). The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The principal executive offices of the Company are located at 3 North Main Street, Petersburg, West Virginia 26847. The approximate mailing date of the Proxy Statement and the accompanying proxy is March 17, 1997.

     The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

     All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof.

     A 1996 Annual Report to shareholders, including current financial statements, is being mailed to the Company's shareholders concurrently with this Proxy Statement but should not be considered proxy solicitation material.

     Interested shareholders may obtain without charge a copy of the Company's Form 10-KSB, as filed with the Securities and Exchange Commission, upon written request to Clarence E. Porter, Corporate Secretary, Highlands Bankshares, Inc., P.O. Box 929, Petersburg, West Virginia 26847.

                   OUTSTANDING SHARES AND VOTING RIGHTS

     Only shareholders of record at the close of business on March 3, 1997, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding 514,066 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. Cumulative voting rights are available for the election of directors, as further described in this Proxy Statement.

     Any number of shareholders holding together a majority of the stock outstanding, who are either present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee (Broker Shares) which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

     If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders in person or by proxy at the Annual Meeting; and each of Proposals Two and Three will be approved by a majority of the votes cast by shareholders in person or by proxy at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth the name and address of, and number and percentage of shares of Common Stock held as of March 1, 1997 by, each person who, to the knowledge of the Company, is (i) the beneficial owner of more than 5% percent of Common Stock, namely John G. VanMeter (who is also a director); (ii) each of the Company's directors, director nominees, and executive officers; and (iii) all of the Company's directors and executive officers as a group.

                                       Amount Beneficially   Percent of
Name of Owner
                                              Owned          Class
-------------                          -------------------   -----------

Leslie A. Barr, Director and President   1,838<F1>                *
Thomas B. McNeil, Sr., Director Nominee  5,341<F2>              1.0%
George B. Moomau, Director               7,740<F3>              1.5%
Clarence E. Porter,
  Director and Secretary/Treasurer         112<F4>                *
Harold B. Roby, Director                18,400<F5>              3.6%
Courtney R. Tusing, Director               816<F6>                *
John G. VanMeter, Director              33,989<F7>              6.6%
Jack H. Walters, Director                3,608<F8>                *
L. Keith Wolfe, Director                 2,860<F9>                *

All of the eight directors and each of  69,363                  13.5%
the two executive officers of the
Company, as a group

*    Denotes less than 1% of class

________________________
[FN]
     <F1> Includes 940 shares owned directly and 898 shares owned jointly with his wife.

                                      -2-
     <F2> Includes 3,702 shares owned directly, and 2,269 shares held by his wife over which he holds no voting or dispositive powers.

     <F3> Includes 3,100 shares owned directly, 4,440 shares owned jointly with his wife, and 200 shares held by his wife over which he holds no voting or dispositive powers.

     <F4> Includes 100 shares owned directly and 12 shares held by his wife over which he holds no voting or dispositive powers.

     <F5> Includes 1,000 shares owned directly and 17,400 shares owned jointly with his wife.

     <F6> Includes 816 shares owned directly.

     <F7> Includes 440 shares owned directly, 11,560 shares owned jointly with his wife, 200 shares owned by his wife over which he holds no voting or dispositive powers, and 21,789 shares beneficially held in his capacity as executor of the Estate of William G. VanMeter over which he holds sole voting and dispositive power.

     <F8> Includes 3,508 shares owned directly and 50 shares held as co-
          guardian for each of his two minor children.

     <F9> Include 2,610 shares owned directly, 100 shares held jointly with each of his two minor children, and 50 shares held by his wife over which he holds no voting or dispositive powers.

PROPOSAL ONE               ELECTION OF DIRECTORS

     There are currently eight directors of the Board, all of whom were elected by the shareholders of the Company at its 1996 annual meeting. One of the eight current directors, namely Harold B. Roby, is not seeking re-election as a director at the 1997 Annual Meeting for reasons unrelated to his association with the Company. The remaining seven current directors have been recommended by the Board for election at the 1997 Annual Meeting. Thomas B. McNeil, Sr. is the eighth nominee being recommended by the Board for election as a director at the 1997 Annual Meeting. The directors elected at the 1997 Annual Meeting shall serve until the next annual meeting of the Company's shareholders.

     In the election of directors, the Company's shareholders shall have as many votes as the number of shares they own, multiplied by the number of directors to be elected. When voting by proxy or in person at the Annual Meeting, shareholders may do one of the following:

     1. A shareholder may vote FOR all of the director nominees. If the shareholder wishes to withhold authority as to certain nominees, however, he may do so by writing the name of the person or persons for whom he does not want to vote in a space provided on the proxy.

     2. A shareholder may WITHHOLD AUTHORITY to vote for all of the director nominees, in which case none of the nominees receives any of the shareholder's vote.

                                      -3-
     3. A shareholder may CUMULATE all of his votes for one director nominee or distribute them among as many nominees as he chooses. For example, the election of eight directors entitles a shareholder who owns 100 shares of stock to 800 votes. The shareholder may vote all 800 votes for one director, or may allocate his votes among two or more of the directors. Shareholders wishing to cumulate their vote on the enclosed proxy should direct that their votes be cumulated on behalf of the directors for whom they vote by writing the name of the director or directors in the space provided on the proxy and indicating the number of votes to be cast for each such director.

     It is the intention of the persons named as proxies in the accompanying form of proxy, unless instructed otherwise, to vote for the election of each of the nominees for directors set forth below. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe any of the nominees will be unable to serve if elected.

The Board recommends for election each of the nominees set forth below.

                      INFORMATION CONCERNING NOMINEES

     The following information, including the principal occupation during the past five years, is given with respect to the nominees for election to the Board at the Annual Meeting.

                                     Nominees
Name and Position          Director          Principal Occupation
with the Company      Age    Since           During the Last Five Years
----------------      ---  -------           --------------------------
Leslie A. Barr         59   7/87     President and Chief Executive Officer of Capon
President                            Valley Bank since August 1985

Thomas B. McNeil, Sr.  70   n/a      Chairman of the Board of Capon Valley Bank
                                     since July 1995; Retired Insurance Agent

George B. Moomau       76   5/85     Chairman of the Board of The Grant County
                                     Bank since October 1988; prior thereto,
                                     President of The Grant County Bank

Clarence E. Porter     48   4/92     President and Chief Executive Officer of The
Secretary/Treasurer                  Grant County Bank since August 1991; Vice
                                     President of The Grant County Bank from
                                     August 1988 until August 1991

Courtney R. Tusing     71   8/95     Retired; President and Chairman of the Board
                                     of First United National Bank & Trust and
                                     First United Corp.

John G. VanMeter       59   5/85     Attorney at Law; Partner, VanMeter &
Chairman of the Board                VanMeter

Jack H. Walters        49   7/87     Attorney at Law; Partner, Walters & Krauskopf

L. Keith Wolfe         70   5/85     Owner of Petersburg Motor Company

                                      -4-
Board Meetings and Compensation

     The Board met 11 times during 1996. Each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by the committee on which the director served. Directors received $100.00 for attending Board meetings, and $75.00 for attending committee meetings not held in conjunction with Board meetings. For 1996, the Company had a Compensation Committee which consisted of John G. VanMeter, Jack H. Walters, L. Keith Wolfe, and Courtney R. Tusing, and which met one time during 1996. The Compensation Committee reviews and recommends to the Board salaries for the executive officers of the subsidiary banks for the upcoming year. The Company did not have a standing audit or nominating committee.

Certain Related Transactions

     The Board approved the purchase of 15,000 shares of stock from John
G. VanMeter, serving as executor of the Estate of William G. VanMeter, for a total price of $615,000. The $41/share price represents the prevailing market rate, and the transaction was approved by a majority of the disinterested directors. This purchase is expected to be completed before the end of March 1997.

     Loans made by the Grant County Bank and Capon Valley Bank to director nominees and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                          EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth the compensation of the Chief Executive Officer of The Grant County Bank and Capon Valley Bank, the Company's two wholly-owned bank subsidiaries, for the last three years.

                        Summary Compensation Table
                                                                   Other
Name and                               Annual Compensation     Compensation<F2>
                                       -------------------     ------------
Principal Position                Year  Salary($)<F1>  Bonus($)     ($)
----------------------------------------------------------------------------
Clarence E. Porter
 Secretary/Treasurer of Company;  1996 $88,833         $    0       $ 5,328
 President and Chief Executive    1995  82,719              0         2,444
 Officer of The Grant County Bank 1994  76,844              0         2,019

Leslie A. Barr
 President of Company;            1996 $79,706         $6,467       $12,040
 President and Chief Executive    1995  73,925          6,050         7,265
 Officer of Capon Valley Bank     1994  69,125          5,633         6,723

________________________
[FN]
     <F1> Includes base salary, director fees, and, for Mr. Porter, his annual elective share of the Grant County Bank Profit Sharing Plan. For the last fiscal year, Mr. Porter received

                                      -5-
          a base salary of $78,000 from Grant County Bank, and Mr. Barr received $71,600 from Capon Valley Bank. Mr. Porter earned director fees of $900 from the Company and $7,025 from Grant County Bank; Mr. Barr earned director fees of $1,100 from the Company and $7,006 from Capon Valley Bank.

     <F2> Includes the subsidiaries' contributions to the Company's
          Employee Stock Ownership Plan (ESOP) of which $2,420 was allocated to Mr. Porter and $2,482 was allocated to Mr. Barr for the last fiscal year. Also includes the subsidiaries' respective contributions to their qualified retirement plans on behalf of the executive officers; for the last fiscal year, Grant County Bank's contribution to the Grant County Bank Profit Sharing Plan on behalf of Mr. Porter was $2,908; Capon Valley Bank's contribution to the Capon Valley Bank Profit Sharing 401(k) Plan on behalf of Mr. Barr was $9,558.

PROPOSAL TWO            APPOINTMENT OF INDEPENDENT
                            PUBLIC ACCOUNTANTS

     S. B. Hoover and Company, L.L.P. of Harrisonburg, Virginia, were auditors for 1996 and are being recommended to the Company's shareholders for appointment as auditors for 1997. A representative of S. B. Hoover and Company is expected to attend the Annual Meeting with the opportunity to make a statement or to respond to appropriate questions from shareholders.

The Board recommends that shareholders vote "FOR" Proposal Two.

PROPOSAL THREE      AMENDMENT TO THE ARTICLES OF INCORPORATION
                    TO CREATE STAGGERED TERMS FOR
                             THE BOARD OF DIRECTORS

     The Board of Directors has approved, and recommends to the shareholders that they approve, adoption of a new Section to the Company's Articles of Incorporation to provide for staggered terms of the Company's board of directors. The text of the proposed Section is included in this Proxy Statement as Exhibit 99.

Staggered Terms of the Board of Directors

     Currently, all directors of the Company are elected at each annual meeting of the shareholders to hold office until the next annual meeting and until their respective successors are elected. The proposed Section to the Company's Articles of Incorporation provides that, beginning with the election of the board of directors at next year's annual meeting (i.e., 1998), the board would be divided into three classes with staggered terms, designated as Class A, Class B, and Class C. Each class would consist of a group of directors as nearly equal in number to the other classes as possible. To illustrate, if the slate of nominees for the board to be voted on at next year's annual meeting of shareholders consists of eight directors, Class A would initially consist of three directors who would hold office until the annual meeting of shareholders in 1999; Class B would initially consist of three directors who would hold office until the annual meeting of shareholders in 2000; Class C would initially consist of two directors who would hold office

                                      -6-
until the annual meeting of shareholders in 2001. Regardless of his Class, each director would hold office until his successor was duly elected, or until the earlier of his resignation, removal, or death; and any director named between any annual meeting of shareholders would hold office for a term ending with the next annual meeting of shareholders. At each annual meeting of shareholders starting with the 1999 annual meeting, one class of directors would be elected for a three-year term with the remaining classes continuing in office.

Purposes and Effects of Staggered Terms

     Staggering the terms of the board of directors prevents more than approximately one-third of the board from being replaced at any one annual meeting because only one-third of the board is elected each year. As such, a staggered system would help assure continuity and stability of the Company's management, business strategies, and policies. Further, by separating the Company's board of directors into classes with staggered terms, at any given time two-thirds of the board will have had prior experience as directors of the Company, which would help assure seasoned and practiced leadership of the Company. While a staggered system may also delay or frustrate removal of a director, even in cases where shareholders may generally deem removal beneficial, the Board believes the benefits of the staggered system in moderating the pace of change in the Company's decision-making body warrants the adoption of Proposal Three in favor of a staggered board of directors.

     Although the Company is under no current or specific threat of hostile takeover, there has been a recent growing trend toward the accumulation of substantial stock positions in public companies by third parties in order to force a merger, consolidation, or restructure, or to otherwise obtain control of a corporation. Under the Company's current system of electing all eight directors every year, such a change in the control of the board could be achieved in only one shareholders' meeting. A board serving with staggered three-year terms, however, would require at least two annual shareholders' meetings to effect a change in control of the board.

     By stabilizing the composition of the board with the use of staggered terms, Proposal Three would encourage any person who might seek to acquire control of the Company to consult with the Company's board of directors and to negotiate the terms of any proposed business combination or tender offer. While management might conceivably use this perceived bargaining power in negotiations with a potential acquiror to negotiate more favorable terms for management, the Board believes that any takeover attempt or business combination in which the Company is involved should be thoroughly studied by the Company's then-serving board of directors to assure that all of the Company's shareholders are treated fairly. While some tender offers may not necessarily be detrimental to the Company and its shareholders, and may even provide shareholders an opportunity to sell shares at a premium, on balance the Board believes the staggered system would afford the Company time (i) to negotiate with the sponsor of any unsolicited and/or unfriendly proposal to take over or restructure the Company, (ii) to consider alternative proposals in such events, and (iii) to assure that shareholder value is maximized.

                                      -7-
     In conclusion, the Board believes Proposal Three would effectuate stability in the Company's business strategies and policies, ensure experienced leadership in the Company's management, and reduce the Company's vulnerability to any unsolicited proposal for a takeover that does not contemplate the acquisition of all of the Company's outstanding shares or to any unsolicited proposal for a restructuring or sale of all or part of the Company. For the foregoing reasons, the Board believes Proposal Three is in the best interests of the Company and its shareholders.

The Board recommends that shareholders vote "FOR" Proposal Three.


                           SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Secretary of the Company, at its principal executive offices, 3 North Main Street, Petersburg, West Virginia 26847, for inclusion in its Proxy Statement relating to the meeting, by November 15, 1997.
                                By Order of the Board of Directors

                                                Clarence E. Porter
                                               Corporate Secretary
March 17, 1997

                                      -8-
                                 APPENDIX

                                   PROXY
                        HIGHLANDS BANKSHARES, INC.
               Annual Meeting of Shareholders, April 8, 1997

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints George B. Moomau and Leslie A. Barr, any one of whom may act, with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held on April 8, 1997, and at any adjournment thereof, the shares of Highlands Bankshares, Inc. common stock held of record by the undersigned as of March 3, 1997.

     The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.


1. PROPOSAL ONE:  ELECTION OF DIRECTORS
   [] FOR all nominees listed below      [] WITHHOLD AUTHORITY to vote
   (except as marked to the                   for all nominees listed below
     contrary below)

Leslie A. Barr, Thomas B. McNeil, Sr., George B. Moomau, Clarence E. Porter, Courtney R. Tusing, John G. VanMeter, Jack H. Walters, and L. Keith Wolfe

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

______________________________________________________________________

______________________________________________________________________

[ ] CUMULATE votes among the nominees

(INSTRUCTION: To cumulate your votes for any individual nominee(s) set forth above, write the name(s) of the nominee(s) in the space below and indicate the number of votes you want to cast for such person(s). The total number of votes cast among the nominee(s) should equal your number of shares multiplied by 8 as described in the Proxy Statement.)

______________________________________________________________________
______________________________________________________________________

2.   PROPOSAL TWO:  APPOINTMENT OF S. B. HOOVER AND COMPANY,
                    L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS

                    [] FOR    [] AGAINST    [] ABSTAIN

                                 - Over -

3.   PROPOSAL THREE:     AMENDMENT TO THE ARTICLES OF INCORPORATION TO
                         CREATE STAGGERED TERMS FOR THE BOARD OF
                         DIRECTORS

                   [] FOR     [] AGAINST     [] ABSTAIN


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     Please complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope. The proxy must be signed exactly as the name or names appear on the label attached to this proxy. If signing as a trustee, executor, etc., please so indicate.

                         Date signed: ________________________________

                         ___________________________________________

                         ___________________________________________
                                   Signature(s)